FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD THIRD QUARTER 2018 FINANCIAL RESULTS

•          GAAP diluted EPS of $0.79 declined by 9.2% over prior-year GAAP diluted EPS

•          Non-GAAP diluted EPS of $1.03 increased by 18.4% over prior-year non-GAAP diluted EPS

•          Company affirms 2018 non-GAAP diluted EPS guidance range reflecting growth of 13% to 15% over 2017 non-GAAP diluted EPS

MELVILLE, N.Y., November 6, 2018 – Henry Schein, Inc. (Nasdaq: HSIC), the world’s largest provider of health care products and services to office-based dental, animal health, and medical practitioners, today reported record third quarter financial results.

Net sales for the quarter ended September 29, 2018 were $3.3 billion, an increase of 3.8% compared with the third quarter of 2017. This consisted of 5.1% growth in local currencies and a 1.3% decline related to foreign currency exchange. In local currencies, internally generated sales increased 3.2% and acquisition growth was 1.9% (see Exhibit A for details of sales growth).

Net income attributable to Henry Schein, Inc. for the third quarter of 2018 was $121.5 million, or $0.79 per diluted share, representing declines of 12.0% and 9.2%, respectively, compared with GAAP results for the third quarter of 2017. Non-GAAP net income for the third quarter of 2018 was $158.0 million, or $1.03 per diluted share, representing growth of 14.5% and 18.4%, respectively, compared with third quarter 2017 GAAP results. Non-GAAP results for the third quarter of 2018 and 2017 exclude certain items noted in Exhibit B, which provides a reconciliation of GAAP net income and diluted EPS to non-GAAP net income and diluted EPS.

“We are pleased with our third quarter financial results, which demonstrate solid growth in each of our business groups. We believe that the end markets we serve are stable-to-improving and that we have continued to gain market share with our value-added solutions approach to servicing customers,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein. “We believe there are exciting opportunities ahead for Henry Schein’s businesses as we execute on our strategic goals.”

Dental sales of $1.5 billion increased 2.4%, consisting of 4.4% growth in local currencies and a 2.0% decline related to foreign currency exchange. In local currencies, internally generated sales increased 3.5% and acquisition growth was 0.9%. The 3.5% internal growth in local currencies included 4.7% growth in North America and 1.6% growth internationally.

“Internal sales growth in local currencies in our North America dental consumable merchandise business was healthy at 4.3%, primarily driven by market share gains. North America dental equipment internal sales in local currencies increased by 5.9%,” commented Mr. Bergman. “Internationally, internal sales growth in local currencies increased 3.5% for dental consumables and declined 4.2% for dental equipment due to softer end markets, primarily in Germany.”

Animal Health sales of $899.3 million increased 1.9%, consisting of 3.4% growth in local currencies and a 1.5% decline related to foreign currency exchange. In local currencies, internally generated sales increased 1.1% and acquisition growth was 2.3%. The 1.1% internal growth in local currencies included 0.4% growth in North America and 1.8% growth internationally.

“In North America, Animal Health internal sales in local currencies continued to experience solid growth of 6.7%, after normalizing for certain products switching from direct sales to agency sales. Internationally, internal, local currency sales growth was impacted by lower sales primarily associated with a decline in parasiticide sales as well as clinic visits due to weather,” commented Mr. Bergman.

Medical sales of $721.9 million increased 4.5% with internally generated sales growth in local currencies of 4.4%.  The impact from foreign exchange was immaterial.

“Our North America Medical business reported solid internal local currency growth as we benefit from our strategy focused on understanding and meeting the needs of a diverse set of customers ranging from large integrated delivery networks and ambulatory care centers, to general practitioners,” remarked Mr. Bergman.

Technology and Value-Added Services sales of $143.9 million increased 32.0%, consisting of 32.6% growth in local currencies and a 0.6% decline related to foreign currency exchange. In local currencies, internally generated sales increased 7.8% and acquisition growth was 24.8%.

“We are pleased with strong overall growth in Technology and Value-Added Services, driven by Henry Schein One along with solid organic growth both in North America and internationally. In North America, Technology and Value-Added Services internal sales growth in local currencies was 7.8%, bolstered by a sale to the U.S. Department of Defense of approximately $6.2 million, along with strong growth in our financial services business. International Technology and Value-Added Services internal sales grew 7.6% in local currencies, driven primarily by dental software sales,” said Mr. Bergman.

Stock Repurchase Plan

The Company repurchased approximately 777,000 shares of its common stock during the third quarter at an average price of $78.19 per share, or approximately $61 million. The impact of the repurchase of shares on third quarter 2018 diluted EPS was immaterial. At the close of the third quarter, Henry Schein had approximately $86 million authorized for future repurchases of its common stock.

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Year-to-Date Results

Net sales for the first nine months of 2018 were $9.8 billion, an increase of 7.5% compared with the first nine months of 2017. This consisted of 5.9% growth in local currencies and an increase of 1.6% related to foreign currency exchange. In local currencies, internally generated sales increased 3.9% and acquisition growth was 2.0%.

Net income attributable to Henry Schein, Inc. for the first nine months of 2018 was $402.9 million, or $2.62 per diluted share, a decline of 2.9% and an increase of 0.4%, respectively, compared with the first nine months of 2017. Non-GAAP net income for the first nine months of 2018 was $463.7 million, or $3.01 per diluted share, an increase of 10.9% and 14.4%, respectively, compared with non-GAAP net income for the first nine months of 2017. Non-GAAP results for the first nine months of 2018 and 2017 exclude certain items noted in Exhibit B, which provides a reconciliation of GAAP net income and diluted EPS to non-GAAP net income and diluted EPS.

Restructuring Program

As previously disclosed, Henry Schein is undertaking a comprehensive restructuring plan designed to increase profitability by improving business efficiencies, reducing redundancies, and maximizing the Company's infrastructure.

The Company expects to record a one-time restructuring charge in 2018 of between $45 million and $55 million in total on a pretax basis, or $0.22 to $0.27 per diluted share. This restructuring charge primarily includes severance pay, facility closing costs, and outside professional and consulting fees directly related to the restructuring plan. Henry Schein plans to provide details on expected cost savings from this restructuring when the Company provides 2019 financial guidance at a later date.

2018 EPS Guidance

Henry Schein, Inc. today is affirming its 2018 non-GAAP diluted EPS guidance. At this time the Company is not providing GAAP guidance as it is unable to provide an accurate estimate of costs related to the Animal Health spin-off on full-year 2018 financial results. Guidance is as follows:

2018 non-GAAP diluted EPS attributable to Henry Schein, Inc. is expected to be $4.06 to $4.14, reflecting growth of 13% to 15% compared with 2017 non-GAAP diluted EPS of $3.60. Guidance excludes certain items in 2018 for the year-to-date detailed in Exhibit B of today’s press release. Non-GAAP results for 2017 excluded costs related to taxes associated with U.S. tax reform legislation, a loss associated with Henry Schein's divestiture of its equity ownership in E4D Technologies and litigation settlement expenses in 2017.

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•          Guidance for 2018 non-GAAP diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any. Guidance also assumes foreign exchange rates that are generally consistent with current levels.

The Company has provided guidance for 2018 diluted EPS on a non-GAAP basis as noted above. A reconciliation to the Company’s projected 2018 diluted EPS prepared on a GAAP basis is not provided because the Company is unable to provide such reconciliation for an estimate of Animal Health spin-off related costs without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact, and the periods in which the non-GAAP adjustments may be recognized.

            The Company’s 2018 diluted EPS prepared on a GAAP basis will include the impact of such items as restructuring charges, spin-off expenses and litigation settlement expenses, and the tax effect of all such items. Management does not believe that these items are representative of the Company’s underlying business performance. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Due to the complexities and timing of the planned Animal Health spin-off, the Company plans to provide 2019 financial guidance at a later date.

Third Quarter 2018 Conference Call Webcast

The Company will hold a conference call to discuss third quarter 2018 financial results today, beginning at 10:00 a.m. Eastern time. Individual investors are invited to listen to the conference call through Henry Schein’s website at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

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About Henry Schein, Inc.

Henry Schein, Inc. (Nasdaq: HSIC) is a solutions company for health care professionals powered by a network of people and technology. With more than 22,000 Team Schein Members serving more than 1 million customers globally, the Company is the world's largest provider of Business, Clinical, Technology, and Supply Chain solutions to enhance the efficiency of office-based  dental, animal health, and medical practitioners. The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites.

A Fortune 500® Company and a member of the S&P 500® and the Nasdaq 100® indexes, Henry Schein's network of trusted advisors provides health care professionals with the valued solutions they need to improve operational success and clinical outcomes. The Company offers customers exclusive, innovative products and solutions, including practice management software, e-commerce solutions, specialty and surgical products, as well as a broad range of financial services. Henry Schein operates through a centralized and automated distribution network, with a selection of more than 120,000 branded products and Henry Schein private-brand products in stock, as well as more than 180,000 additional products available as special-order items.

Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 34 countries. The Company's sales reached a record $12.5 billion in 2017, and have grown at a compound annual rate of approximately 15% since Henry Schein became a public company in 1995. For more information, visit Henry Scheinat  www.henryschein.com, Facebook.com/HenrySchein and @HenrySchein on Twitter.

Cautionary Note Regarding Forward-Looking Statements and Use of Non-GAAP Financial Information

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the United States Securities and Exchange Commission, or SEC, and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive and consolidating market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; increases in shipping costs for our products or other service issues with our third-party shippers; general global macro-economic conditions; risks associated with currency fluctuations; risks associated with political and economic uncertainty; disruptions in financial markets; volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; new or

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unanticipated litigation developments; the dependence on our continued product development, technical support and successful marketing in the technology segment; our dependence on third parties for certain technologically advanced components; increased competition by third party online commerce sites; risks from disruption to our information systems; cyberattacks or other privacy or data security breaches; certain provisions in our governing documents that may discourage third-party acquisitions of us; changes in tax legislation; and risks associated with the ability to consummate the spin-off and merger of our Animal Health business with Vets First Choice and the timing of the closing of the transaction, as well as the ability to realize anticipated benefits and synergies of the transaction. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

Included within the press release are non-GAAP financial measures that supplement the Company’s Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP).  These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain items.  In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Consolidated Statements of Income.  Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

CONTACTS:   Investors

Steven Paladino

Executive Vice President and Chief Financial Officer

steven.paladino@henryschein.com

(631) 843-5500

Carolynne Borders

Vice President, Investor Relations

carolynne.borders@henryschein.com

(631) 390-8105

Media

Ann Marie Gothard

Vice President, Corporate Media Relations

annmarie.gothard@henryschein.com

(631) 390-8169

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2018	2017	2018	2017

Net sales	$3,279,678	$3,161,083	$9,826,793	$9,143,489
Cost of sales	2,391,118	2,325,029	7,141,569	6,645,342
Gross profit	888,560	836,054	2,685,224	2,498,147
Operating expenses:
Selling, general and administrative	668,011	622,506	2,027,138	1,874,644
Litigation settlements	38,488	-	38,488	5,325
Transaction costs related to Animal Health spin-off	7,282	-	18,670	-
Restructuring costs	8,853	-	27,511	-
Operating income	165,926	213,548	573,417	618,178
Other income (expense):
Interest income	5,163	4,793	15,429	13,204
Interest expense	(21,045)	(13,428)	(56,466)	(37,056)
Other, net	(346)	(194)	(802)	489
Income before taxes and equity in earnings
of affiliates	149,698	204,719	531,578	594,815
Income taxes	(29,401)	(59,340)	(124,084)	(156,276)
Equity in earnings of affiliates	6,679	5,569	15,622	12,244
Net income	126,976	150,948	423,116	450,783
Less: Net income attributable to noncontrolling interests	(5,498)	(12,917)	(20,208)	(35,949)
Net income attributable to Henry Schein, Inc.	$121,478	$138,031	$402,908	$414,834

Earnings per share attributable to Henry Schein, Inc.:

Basic	$0.80	$0.88	$2.63	$2.64
Diluted	$0.79	$0.87	$2.62	$2.61

Weighted-average common shares outstanding:
Basic	152,533	156,914	152,970	157,386
Diluted	153,614	158,271	153,982	158,866

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 29,	December 30,
	2018	2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$119,740	$174,658
Accounts receivable, net of reserves of $55,289 and $53,832	1,627,640	1,522,807
Inventories, net	1,932,855	1,933,803
Prepaid expenses and other	513,717	454,752
Total current assets	4,193,952	4,086,020
Property and equipment, net	374,051	375,001
Goodwill	2,685,681	2,301,331
Other intangibles, net	618,201	669,641
Investments and other	518,425	432,002
Total assets	$8,390,310	$7,863,995

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,136,120	$1,153,012
Bank credit lines	1,144,881	741,653
Current maturities of long-term debt	12,482	16,659
Accrued expenses:
Payroll and related	259,180	272,998
Taxes	180,163	188,873
Other	496,959	455,780
Total current liabilities	3,229,785	2,828,975
Long-term debt	1,000,315	907,756
Deferred income taxes	45,947	50,431
Other liabilities	415,045	420,285
Total liabilities	4,691,092	4,207,447

Redeemable noncontrolling interests	282,502	832,138
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 480,000,000 shares authorized,
152,437,680 outstanding on September 29, 2018 and 240,000,000 shares
authorized, 153,690,146 outstanding on December 30, 2017	1,524	1,537
Retained earnings	3,191,260	2,940,029
Accumulated other comprehensive loss	(219,649)	(130,067)
Total Henry Schein, Inc. stockholders' equity	2,973,135	2,811,499
Noncontrolling interests	443,581	12,911
Total stockholders' equity	3,416,716	2,824,410
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$8,390,310	$7,863,995

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2018	2017	2018	2017

Cash flows from operating activities:
Net income	$126,976	$150,948	$423,116	$450,783
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	51,511	48,740	155,089	141,278
Stock-based compensation expense	10,890	12,632	34,235	31,987
Provision for losses on trade and other
accounts receivable	2,228	2,932	7,870	6,981
Provision for (benefit from) deferred income taxes	(3,810)	4,185	(6,282)	8,600
Equity in earnings of affiliates	(6,679)	(5,569)	(15,622)	(12,244)
Distributions from equity affiliates	6,190	7,148	15,534	16,826
Changes in unrecognized tax benefits	2,096	974	2,853	(6,653)
Other	2,554	1,016	590	6,031
Changes in operating assets and liabilities,
net of acquisitions:
Accounts receivable	(73,865)	(108,461)	(155,579)	(226,577)
Inventories	(4,143)	(88,464)	(35,300)	27,336
Other current assets	(56,649)	(13,134)	(81,774)	(70,833)
Accounts payable and accrued expenses	116,569	118,415	46,024	(66,014)
Net cash provided by operating activities	173,868	131,362	390,754	307,501

Cash flows from investing activities:
Purchases of fixed assets	(23,106)	(18,350)	(61,826)	(55,315)
Payments for equity investments and business
acquisitions, net of cash acquired	(37,778)	(109,200)	(47,325)	(258,786)
Other	(10,833)	(1,822)	(37,206)	(6,694)
Net cash used in investing activities	(71,717)	(129,372)	(146,357)	(320,795)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	(34,119)	54,288	404,098	193,550
Proceeds from issuance of long-term debt	15,000	100,440	115,000	200,440
Principal payments for long-term debt	(640)	(347)	(27,621)	(59,531)
Debt issuance costs	(218)	(638)	(395)	(1,771)
Proceeds from issuance of stock upon exercise
of stock options	54	240	3,076	4,941
Payments for repurchases of common stock	(60,751)	(124,999)	(114,106)	(225,005)
Payments for taxes related to shares withheld for employee taxes	(238)	(307)	(17,903)	(44,721)
Distributions to noncontrolling stockholders	(3,163)	(4,320)	(15,767)	(23,921)
Acquisitions of noncontrolling interests in subsidiaries	(12,173)	(23,763)	(664,898)	(27,914)
Net cash provided by (used in) financing activities	(96,248)	594	(318,516)	16,068

Effect of exchange rate changes on cash and
cash equivalents	2,516	2,641	19,201	14,724
Net change in cash and cash equivalents	8,419	5,225	(54,918)	17,498
Cash and cash equivalents, beginning of period	111,321	74,654	174,658	62,381
Cash and cash equivalents, end of period	$119,740	$79,879	$119,740	$79,879

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit A - QTD Sales

Henry Schein, Inc.
2018 Third Quarter
Sales Summary
(in thousands)
(unaudited)

Q3 2018 over Q3 2017

Global	Q3 2018	Q3 2017	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,514,538	$1,478,730	2.4%	-2.0%	4.4%	0.9%	3.5%

Animal Health	899,295	882,580	1.9%	-1.5%	3.4%	2.3%	1.1%

Medical	721,942	690,761	4.5%	0.0%	4.5%	0.1%	4.4%

Total Health Care Distribution	3,135,775	3,052,071	2.7%	-1.4%	4.1%	1.1%	3.0%

Technology and value-added services	143,903	109,012	32.0%	-0.6%	32.6%	24.8%	7.8%

Total Global	$3,279,678	$3,161,083	3.8%	-1.3%	5.1%	1.9%	3.2%

North America	Q3 2018	Q3 2017	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$951,412	$906,878	4.9%	-0.4%	5.3%	0.6%	4.7%

Animal Health	460,838	448,376	2.8%	0.0%	2.8%	2.4%	0.4%

Medical	702,758	672,425	4.5%	0.0%	4.5%	0.1%	4.4%

Total Health Care Distribution	2,115,008	2,027,679	4.3%	-0.2%	4.5%	0.8%	3.7%

Technology and value-added services	123,823	89,881	37.8%	-0.1%	37.9%	30.1%	7.8%

Total North America	$2,238,831	$2,117,560	5.7%	-0.2%	5.9%	2.1%	3.8%

International	Q3 2018	Q3 2017	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$563,126	$571,852	-1.5%	-4.4%	2.9%	1.3%	1.6%

Animal Health	438,457	434,204	1.0%	-3.1%	4.1%	2.3%	1.8%

Medical	19,184	18,336	4.6%	-1.1%	5.7%	0.0%	5.7%

Total Health Care Distribution	1,020,767	1,024,392	-0.4%	-3.9%	3.5%	1.7%	1.8%

Technology and value-added services	20,080	19,131	5.0%	-2.6%	7.6%	0.0%	7.6%

Total International	$1,040,847	$1,043,523	-0.3%	-3.8%	3.5%	1.6%	1.9%

Exhibit A - YTD Sales

Henry Schein, Inc.
2018 Third Quarter Year to Date
Sales Summary
(in thousands)
(unaudited)

Q3 2018 YTD over Q3 2017 YTD

Global	Q3 2018 YTD	Q3 2017 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$4,675,212	$4,372,055	6.9%	1.7%	5.2%	1.6%	3.6%

Animal Health	2,805,031	2,586,850	8.4%	2.4%	6.0%	3.0%	3.0%

Medical	1,976,367	1,861,074	6.2%	0.2%	6.0%	0.1%	5.9%

Total Health Care Distribution	9,456,610	8,819,979	7.2%	1.6%	5.6%	1.7%	3.9%

Technology and value-added services	370,183	323,510	14.4%	0.9%	13.5%	8.9%	4.6%

Total Global	$9,826,793	$9,143,489	7.5%	1.6%	5.9%	2.0%	3.9%

North America	Q3 2018 YTD	Q3 2017 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$2,831,062	$2,669,805	6.0%	0.1%	5.9%	1.6%	4.3%

Animal Health	1,425,273	1,344,221	6.0%	0.0%	6.0%	3.6%	2.4%

Medical	1,915,944	1,806,196	6.1%	0.0%	6.1%	0.1%	6.0%

Total Health Care Distribution	6,172,279	5,820,222	6.0%	0.0%	6.0%	1.6%	4.4%

Technology and value-added services	307,826	269,226	14.3%	0.0%	14.3%	10.5%	3.8%

Total North America	$6,480,105	$6,089,448	6.4%	0.1%	6.3%	1.9%	4.4%

International	Q3 2018 YTD	Q3 2017 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,844,150	$1,702,250	8.3%	4.2%	4.1%	1.6%	2.5%

Animal Health	1,379,758	1,242,629	11.0%	5.1%	5.9%	2.2%	3.7%

Medical	60,423	54,878	10.1%	7.7%	2.4%	0.0%	2.4%

Total Health Care Distribution	3,284,331	2,999,757	9.5%	4.7%	4.8%	1.8%	3.0%

Technology and value-added services	62,357	54,284	14.9%	5.2%	9.7%	1.0%	8.7%

Total International	$3,346,688	$3,054,041	9.6%	4.7%	4.9%	1.8%	3.1%

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Exhibit B

Henry Schein, Inc.
2018 Third Quarter and YTD
Reconciliation of GAAP results of net income attributable to Henry Schein, Inc. to non-GAAP results of net income attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	Third Quarter			Year-to-Date
			%			%
	2018	2017	Growth	2018	2017	Growth

Net Income attributable to Henry Schein, Inc.	$121,478	$138,031	(12.0)%	$402,908	$414,834	(2.9)%

Diluted EPS attributable to Henry Schein, Inc.	$0.79	$0.87	(9.2)%	$2.62	$2.61	0.4%

Non-GAAP Adjustments
Restructuring costs - Pre-tax (1)	$8,853	$-		$27,511	$-
Income tax benefit for restructuring costs (1)	(2,214)	-		(6,878)	-
Litigation settlements - Pre-Tax (2)	38,488	-		38,488	5,325
Income tax benefit for litigation settlements (2)	(9,622)	-		(9,622)	(2,130)
Transaction costs related to Animal Health spin-off (3)	7,282	-		18,670	-
Income tax benefit for Animal Health transaction costs (3)	(182)	-		(1,321)	-
One time tax on reorganization related to HS One (4)	3,914	-		3,914	-
Transition tax on repatriated foreign earnings (5)	(10,000)	-		(10,000)	-

Total non-GAAP adjustments to Net Income	$36,519	$-		$60,762	$3,195

Total non-GAAP adjustments to diluted EPS	$0.24	$-		$0.39	$0.02

Non-GAAP Net Income attributable to Henry Schein, Inc.	$157,997	$138,031	14.5%	$463,670	$418,029	10.9%

Non-GAAP diluted EPS attributable to Henry Schein, Inc.	$1.03	$0.87	18.4%	$3.01	$2.63	14.4%

Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(1)   Represents Q3 2018 and YTD 2018 restructuring costs of $8,853, net of $2,214 tax benefit, resulting in an after-tax effect of $6,639 and $27,511, net of $6,878 tax benefit, resulting in an after-tax effect of $20,633, respectively.

(2)   Represents Q3 2018 pre-tax charge of $38,488 related to a litigation settlement.  The associated tax benefit of $9,622 resulted in a net after tax charge of $28,866.  Represents YTD 2017 pre-tax charge of $5,325 related to a litigation settlement.  The associated tax benefit of $2,130 resulted in a net after tax charge of $3,195.

(3)   Represents Q3 2018 and YTD 2018 transaction costs, associated with the spin-off of our Animal Health business, of $7,282, net of $182 tax benefit, resulting in an after-tax effect of $7,100 and $18,670, net of $1,321 tax benefit, resulting in an after-tax effect of $17,349, respectively.

(4)   Represents a Q3 2018 one-time-charge of $3,914 related to a tax on reorganization of legal entities related to forming Henry Schein One.

(5)   Represents a Q3 2018 one-time-credit of $10,000 related to a change in the estimate of the transition tax on deemed repatriated foreign earnings.

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